As filed with the Securities and Exchange Commission on November 10, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TANGER FACTORY OUTLET CENTERS INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address, including Zip Code, of Registrant’s Principal Executive Offices)

Copies to:
Raymond Y. Lin, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box

Securities Act registration statement file number to which this form relates: 333-128160
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class C Preferred Shares, $0.01 par value	New York Stock Exchange

Item 1. Description Of Registrant’s Securities To Be Registered.
Tanger Factory Outlet Centers, Inc. (the “Registrant”) registers hereunder its Class C Preferred Shares (the “Preferred Shares”). A general description of the Preferred Shares may be found on page 31 of the prospectus (the “Prospectus”) forming part of Registrant’s Form S-3 (Registration No. 333-128160) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on September 27, 2005 (the “Registration Statement”). In addition, a detailed description of the Preferred Stock may be found under the caption Description of Preferred Shares beginning on page S-37 of the prospectus supplement, dated October 27, 2005, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), on October 31, 2005.
Item 2. Exhibits.
The following exhibits are filed as part of this registration statement:
1
Registration Statement on Form S-3 (Registration No. 333-128160), originally filed with the Commission on September 7, 2005 and declared effective on September 27, 2005, is incorporated herein by reference.

3.1	Amended and Restated Articles of Incorporation. Exhibit 3.1 to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated herein by reference.
3.1A
Amendment to Amended and Restated Articles of Incorporation, dated May 29, 1996. Exhibit 3.1A to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated herein by reference.

3.1B
Amendment to Amended and Restated Articles of Incorporation, dated May 29, 1996. Exhibit 3.1B to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated herein by reference.

3.1C
Amendment to Amended and Restated Articles of Incorporation, dated September 30, 1999. Exhibit 3.1C to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999, is incorporated herein by reference.

3.1D	Amendment to Amended and Restated Articles of Incorporation, dated November 10, 2005. Exhibit 3.1 to the Registrant’s Report on Form 8-K dated November 10, 2005, is incorporated herein by reference.
3.2	Restated Bylaws of Registrant, dated as of April 27, 1999. Exhibit 3.2 to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999, is incorporated herein by reference.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tanger Factory Outlet Centers, Inc.

Date: November 10, 2005                 By: /s/ _Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer